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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Pharmion Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

PHARMION CORPORATION
2525 28th Street, Suite 200
Boulder, Colorado 80301

April 28, 2006

Dear Stockholder,

I am pleased to invite you to attend the 2006 Annual Meeting of Stockholders of Pharmion Corporation, a Delaware corporation (the “Company”). The meeting will be held on Thursday, June 8, 2006 at 8:30 a.m. local time at the Hotel Boulderado, located at 2115 13th Street, Boulder, Colorado 80302. The accompanying Notice of Annual Meeting and Proxy Statement describe the business to be conducted, details regarding admission to the meeting and information about the Company that you should consider when you vote your shares.

Your vote is important. When you have read the Proxy Statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed prepaid envelope. If you hold your shares through a broker, you may also be able to vote your shares on the Internet or by telephone. Whether or not you plan to attend the Annual Meeting, I encourage you to vote as soon as possible to ensure your representation at the meeting.

Thank you for your ongoing support and continued interest in Pharmion Corporation.

Sincerely,

PATRICK J. MAHAFFY
President and Chief Executive Officer

2006 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PHARMION CORPORATION
2525 28th Street, Suite 200
Boulder, Colorado 80301
(720) 564-9100

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:	Thursday, June 8, 2006, at 8:30 a.m. Mountain Daylight Time

PLACE:	Hotel Boulderado 2115 13th Street Boulder, Colorado 80302

ITEMS OF BUSINESS:	(1) To elect Class III Directors for a three-year term (see page 12).

(2) To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006 (see page 13).

(3) To approve the adoption of the Pharmion Corporation 2006 Employee Stock Purchase Plan (see page 14).

(4) To consider such other business as may properly come before the meeting.

RECORD DATE:	You are entitled to vote at the Annual Meeting of Stockholders or any adjournments thereof only if you were a stockholder at the close of business on Thursday, April 13, 2006. A list of stockholders of record will be available for inspection at the meeting and, during the 10 days prior to the meeting, in the Investor Relations office at the Company’s address listed above.

VOTING BY PROXY:	For specific instructions on how to vote your shares, refer to the section entitled, Voting Information, on page 3, and the instructions on the proxy or voting instruction card. Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions.

By Order of the Board of Directors

STEVEN DUPONT
Vice President, General Counsel and Secretary

April 28, 2006
at Boulder, Colorado

This notice of annual meeting, proxy statement and form of proxy are being distributed on or about May 1, 2006

PHARMION CORPORATION
2525 28th Street, Suite 200
Boulder, Colorado 80301

PROXY STATEMENT
FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

April 28, 2006

Questions and Answers

Proxy Materials

1.	Why am I receiving these materials?

The Board of Directors (the “Board”) of Pharmion Corporation, a Delaware corporation (sometimes referred to as “Pharmion,” the “Company,” “we,” “us,” and “our”) is soliciting your proxy to vote at Pharmion’s Annual Meeting of Stockholders, which will take place on Thursday, June 8, 2006. We are providing this proxy statement and the enclosed proxy card for you in preparation of the annual meeting.

As a stockholder, you are invited to attend the annual meeting and are entitled and requested to vote on the items of business described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card. If you hold your shares through a broker, you may also be able to submit your proxy over the telephone or on the Internet.

2.	What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, Pharmion’s Board and Board committees, the compensation of the Board’s directors and certain current and former executive officers for the 2005 fiscal year and other required information. We are also enclosing our 2005 Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2005.

3.	What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are:

•	The election of Class III directors (Proposal 1)

•	The ratification of Pharmion’s independent registered public accounting firm for the 2006 fiscal year (Proposal 2)

•	The approval of the Pharmion 2006 Employee Stock Purchase Plan (Proposal 3)

We will also consider any other business that properly comes before the annual meeting. See Question 18 “What happens if additional matters are presented at the annual meeting?”

4.	How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” the election of each of the nominees for Class III Director according to Proposal 1, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2006 fiscal year according to Proposal 2; and “FOR” the adoption of the Pharmion 2006 Employee Stock Purchase Plan according to Proposal 3.

5. Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for their costs in forwarding proxy materials to beneficial owners.

Stock Ownership Information

6.	What is a record holder? And what is the difference between holding shares as a stockholder of record and as a beneficial owner?

Record Holders.  Record holders of common stock at the close of business on April 13, 2006 (the “Record Date”), may vote at the annual meeting. On April 13, 2006, we had 31,924,318 outstanding shares of common stock, which were held by approximately 2,900 record holders.

Stockholder of Record.  If your shares are registered directly, in your name, with our transfer agent, American Stock Transfer & Trust Company, you are considered with respect to those shares, the stockholder of record, and these proxy materials are being sent to you by Pharmion. As the stockholder of record, you have the right to grant your voting proxy directly to Pharmion or to vote in person at the annual meeting.

Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, the record holder. As the beneficial owner, you have the right to direct your broker or nominee how to vote, and you are also invited to attend the annual meeting. However, since you are not the record holder, you may not vote these shares in person at the meeting unless you follow your broker’s procedures for obtaining a legal proxy. Your broker or nominee has enclosed a voting instruction card for you to use.

You are urged to vote by proxy regardless of whether or not you attend the annual meeting.

Voting Information

7.	What shares can I vote?

Each share of our common stock that you own entitles you to one vote. Shares held in your name as the stockholder of record may be voted by proxy or in person at the annual meeting. Shares held beneficially in street name may be voted by following your voting instructions or, in person at the annual meeting, only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

8.	How do I vote by proxy?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by submitting the enclosed proxy card and returning it promptly in the envelope provided. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. Please refer to the voting instruction card provided by your broker, trustee or nominee. If you properly fill in your proxy card and send it to us in time, or properly submit your voting instructions, your proxy holder, Patrick J. Mahaffy or Erle T. Mast, will vote your shares as recommended by our Board.

9.	How do I vote in person?

If you plan to attend the annual meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in a stock brokerage account or by a bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 13, 2006, the Record Date for voting together with a legal proxy from the broker.

10.	May I change or revoke my proxy?

You can change your vote or revoke your proxy at any time before the final vote at the annual meeting. If you are the stockholder of record, you may do this by:

•	by voting in person at the annual meeting;

•	by delivering a written notice of revocation dated after the proxy to our Secretary; or

•	by delivering another proxy dated after the previous proxy.

If you hold shares through a broker, trustee or nominee, you must contact your financial institution, broker or nominee for information on how to revoke your proxy or change your vote. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

11.	Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Pharmion or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to Pharmion management.

12.	How are votes cast for each Proposal?

Proposal 1: Election of Class III Directors	You may vote “FOR” all of the nominees to the Board of Directors or you may “WITHHOLD” your vote for any nominee you specify.

Proposal 2: Ratification of the independent registered public accounting firm	For each of Proposals 2 and 3, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

and

Proposal 3: Approval of Pharmion’s 2006 Employee Stock Purchase Plan

If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of Pharmion’s Director nominees to the Board, “FOR” ratification of Pharmion’s independent registered public accounting firm, “FOR” approval of the Pharmion’s 2006 Employee Stock Purchase Plan, and in the discretion of the proxy holders, Patrick J. Mahaffy and Erle T. Mast, on any other matters that may properly come before the meeting.

13.	What is the voting requirement to approve each of the proposals?

In the election of Directors, the two persons receiving the highest number of “FOR” votes at the annual meeting will be elected. All other proposals require the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on those proposals at the annual meeting.

14.	How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR” and “WITHHOLD” and, with respect to proposals other than the election of directors, “AGAINST” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “AGAINST” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your shares are held by your broker, trustee or nominee, you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

15.	What is the deadline for voting my shares?

If you are a stockholder of record, your vote by proxy must be received before the polls close at the annual meeting. If you hold shares beneficially in street name with a broker, trustee or nominee, please follow the voting instructions provided by your broker, trustee or nominee.

Annual Meeting Information

16.	How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were a Pharmion stockholder as of the close of business on April 13, 2006 or you hold a valid proxy for the annual meeting. Your name will be verified against the list of stockholders of record on the record date prior to your being admitted to the annual meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 13, 2006, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting.

The meeting will begin promptly at 8:30 a.m., local time, on Thursday, June 8, 2006. Check-in will begin at 8:00 a.m., local time, and you should allow ample time for the check-in procedures.

17.	How many shares must be present or represented to conduct business at the annual meeting?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of Pharmion common stock are represented by stockholders entitled to vote and present in person or represented by proxy. Both abstentions and broker non-votes described previously in Question 14 are counted for the purpose of determining the presence of a quorum. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

18.	What happens if additional matters are presented at the annual meeting?

Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Patrick J. Mahaffy and Erle T. Mast, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Stockholder Proposals, Director Nominations and Related Bylaw Provisions

19.	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in Pharmion’s proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no earlier than February 8, 2007 and no later than March 10, 2007. Such proposals also must comply with Securities and Exchange Commission (“SEC”) regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
Pharmion Corporation
2525 28th Street, Suite 200
Boulder, Colorado 80301
Fax: (720) 564-9191

20.	What is the deadline to propose or nominate individuals to serve as directors?

A stockholder may send a proposed director candidate’s name and qualifications to the Board at any time. Generally, such proposed candidates are considered at the Board meeting prior to the annual meeting.

To nominate an individual for election at an annual stockholder meeting, the stockholder must give timely notice to the Corporate Secretary in accordance with the bylaws of Pharmion, which, for the 2007 annual stockholder meeting, require that the notice be received by the Corporate Secretary between the close of business on February 8, 2007 and March 10, 2007, unless the annual meeting is moved by more than 30 days before from the anniversary of the prior year’s annual meeting, in which case the deadline will be not earlier than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or the day public announcement of the meeting date was made.

21.	How may I obtain a copy of Pharmion’s bylaw provisions regarding stockholder proposals and director nominations?

You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Further Questions

22.	What if I have questions for Pharmion’s transfer agent?

Please contact Pharmion’s transfer agent, at the phone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

American Stock Transfer & Trust Company
59 Maiden Lane
Plaza Level
New York, NY 10038
(800) 937-5449
(718) 921-8124

23.	What is “householding” of annual disclosure documents?

In December 2000, the SEC adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy materials to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive a set for each stockholder or if you share a household with another stockholder and you received multiple sets of disclosure documents and would like to only receive one set, please follow these instructions:

•	If you are a stockholder of records, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling them at 1-800-937-5449 or writing them at 59 Maiden Lane, New York, New York 10038.

•	If a broker, trustee or other nominee holds your shares, please contact the broker, trustee or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Pharmion is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business in an efficient and effective manner, serving our stockholders well and maintaining Pharmion’s integrity as a global pharmaceutical company. Pharmion has adopted a code of business conduct and ethics for its Board members, officers and employees, known as the Corporate Code of Conduct and Ethics. Pharmion also has adopted Corporate Governance Guidelines to be followed by our Board which, in conjunction with its Certificate of Incorporation, bylaws and Board committee charters, form the framework for governance. Pharmion’s Corporate Governance Guidelines are available on our web site at www.pharmion.com. Disclosure regarding any amendments to, or waivers from, provisions of the Corporate Code of Conduct and Ethics that apply to our directors, principal executive or financial officers will be included in a Current Report on Form 8-K within four business days following the date of any amendment or waiver, unless Pharmion has posted such amendments or waivers on its web site.

Copies of the Corporate Code of Conduct and Ethics and the Corporate Governance Guidelines are available to stockholders without charge, upon written request, from:

Pharmion Corporation
Attention: Investor Relations
2525 28th Street
Boulder, CO 80301

Voting for Directors

Our bylaws provide that our business is to be managed under the direction of our Board. Under the Certificate of Incorporation, our Board is divided into three classes of directors for purposes of election. One class of directors is elected at each annual meeting of stockholders to serve for a three-year term. Our Board currently consists of eight (8) members, classified into three (3) classes as follows: (1) Brian G. Atwood, M. James Barrett and Edward J. McKinley constitute Class I with a term ending at the 2007 annual meeting; (2) Patrick J. Mahaffy, James Blair and Cam L. Garner constitute Class II with a term ending at the 2008 annual meeting; and (3) Dr. Thorlef Spickschen and Dr. John C. Reed constitute Class III with a term ending at the 2006 annual meeting.

On April 7, 2006, our Board nominated Dr. Thorlef Spickschen and Dr. John C. Reed for reelection as directors at our 2006 annual meeting of stockholders for a term of three years to serve until the 2009 annual meeting of stockholders, and until their respective successors have been elected and qualified.

Board Independence

Pharmion’s Corporate Governance Guidelines provide that a majority of the Board will consist of independent directors. The Board has determined that each nominee director standing for reelection, Dr. Thorlef Spickschen and

Dr. John C. Reed, and each of the members of each Board committee has no material relationship with Pharmion and is independent within the meaning of the Board’s independence standards, which reflect the criteria for independence of The National Stock Market, Inc. (“NASDAQ”) and the Securities and Exchange Commission (the “SEC”) rules. The current Board is composed of the following seven independent directors.

Brian G. Atwood
James Blair
M. James Barrett
Cam L. Garner
Edward J. McKinley
John C. Reed
Thorlef Spickschen

Board Structure

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages as of April 28, 2006, their offices in the Company, if any, background information about their principal occupations or employment, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position with the Company

M. James Barrett, Ph.D.	63	Chairman of the Board of Directors
Brian G. Atwood	53	Director
James Blair, Ph.D.	66	Director
Cam L. Garner	58	Director
Patrick J. Mahaffy	43	President and Chief Executive Officer; Director
Edward J. McKinley	54	Director
John C. Reed, M.D., Ph.D.	47	Director
Thorlef Spickschen	65	Director

M. James Barrett, Ph.D., has served as the Chairman of our board of directors since September 2003. Since September 2001, Dr. Barrett has served as a general partner of New Enterprise Associates, a venture capital firm that focuses on the healthcare and information technology industries. From 1997 to 2001, Dr. Barrett served as Chairman and Chief Executive Officer of Sensors for Medicine and Science, Inc., which he founded in 1997. He continues to serve as the chairman of its board of directors. Dr. Barrett also serves on the board of directors of Medimmune, Inc., Iomai Corporation and Inhibitex, Inc., as well as several privately-held healthcare companies.

Brian G. Atwood has served as a member of our board of directors since January 2000. Since 1999, Mr. Atwood has served as a Managing Director of Versant Ventures, a venture capital firm focusing on healthcare that he co-founded. Prior to founding Versant Ventures, Mr. Atwood served as a general partner of Brentwood Associates, a venture capital firm. Mr. Atwood also serves on the board of directors of several privately-held pharmaceutical and biotechnology companies.

James Blair, Ph.D., has served as a member of our board of directors since January 2000. Since 1985, Dr. Blair has served as a general partner of Domain Associates, L.L.C., a venture capital management company focused on life sciences. Dr. Blair also serves on the board of directors of NuVasive, Inc., as well as several privately-held healthcare companies. Additionally, Dr. Blair serves on the board of directors of the Prostate Cancer Foundation, a philanthropic organization. Dr. Blair is presently an advisor to the Department of Molecular Biology at Princeton University and an advisor to the Department of Bioengineering at the University of Pennsylvania.

Cam L. Garner has served as a member of our board of directors since May 2001. Mr. Garner is a co-founder and currently serves as Chairman and CEO of Verus Pharmaceuticals, Inc., a specialty pharmaceutical company. Mr. Garner served as the chairman of Xcel Pharmaceuticals, Inc., a specialty pharmaceutical company that he co-founded, from 2001 until its acquisition by Valeant Pharmaceuticals International in March 2005. From 1989 to November 2000, Mr. Garner was Chief Executive Officer of Dura Pharmaceuticals, Inc. and its Chairman from

1995 to 2000. Mr. Garner was also the co-founder and Chairman of DJ Pharma from 1998 to 2000. Mr. Garner serves on the board of directors of Favrille, Inc. and Somaxon Pharmaceuticals, Inc., as well as several privately-held pharmaceutical and biotechnology companies.

Patrick J. Mahaffy is a founder of Pharmion and has served as our President and Chief Executive Officer and a member of our board of directors since our inception. From 1992 through 1998, Mr. Mahaffy was President and Chief Executive Officer of NeXagen, Inc. and its successor, NeXstar Pharmaceuticals, Inc., a biopharmaceutical company. Prior to that, Mr. Mahaffy was a Vice President at E.M. Warburg Pincus and Co.

Edward J. McKinley has served as a member of our board of directors since October 2004. Mr. McKinley is a private investor. Until his retirement in 2002, he was previously a partner at E.M. Warburg, Pincus and Co. During Mr. McKinley’s 20 years with Warburg Pincus, he held various roles including managing the firm’s private equity activity in Europe and serving on the firm’s Management Committee. From 2002 to 2004, he served as a Senior Advisor to Warburg Pincus. Prior to joining Warburg Pincus, he was a consultant with McKinsey and Company. Mr. McKinley also serves on the board of directors of several private companies.

John C. Reed has served as a member of our board of directors since June 2005. Dr. Reed has been the President and Chief Executive Officer of The Burnham Institute, an independent, nonprofit, public benefit organization dedicated to basic biomedical research, since January 2002. Dr. Reed has been with The Burnham Institute for the past thirteen years, serving as the Deputy Director of the Cancer Center beginning in 1994, as Scientific Director of the Institute beginning in 1995 and as Cancer Center Director in 2002. Additionally, he holds adjunct professorships at the University of California San Diego and San Diego State University. Dr. Reed serves as an advisor and consultant to numerous biotechnology and pharmaceutical companies. He currently serves on the board of directors of Isis Pharmaceuticals, Inc. and Stratagene, Inc. He is also a member of the Board of Trustees of The Burnham Institute.

Thorlef Spickschen has served as a member of our board of directors since December 2001. From 1994 to 2001, Dr. Spickschen was chairman and CEO of BASF Pharma/Knoll AG. Prior to joining Knoll AG, he held executive positions at Boehringer Mannheim GmbH, where he was responsible for sales and marketing and has been Chairman of its Executive Board since 1990, and at Eli Lilly & Co. Dr. Spickschen currently serves on the board of Cytos Biotechnology AG, which is publicly-traded in Switzerland, and as Chairman of the Supervisory Board of BIOTEST AG, which is publicly-traded in Germany, as well as on the boards of several privately held companies in Europe and the U.S.

Committee Composition

As of the date of this proxy statement, our Board has three committees, Audit, Compensation and Nominating and Corporate Governance. Each of the committees operates under a written charter adopted by the Board. All of the committee charters are available on Pharmion’s web site at www.pharmion.com. During the year ended December 31, 2005, there were five meetings of our Board, and the various committees of the Board met a total of ten times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during 2005. Currently, the Board does not have a formal policy regarding director attendance at our annual meetings of stockholders. However, it is expected that absent compelling circumstances, each of our directors will be in attendance. All of the current members of our Board attended our 2005 Annual Meeting of Stockholders.

Audit Committee.  Our audit committee currently has three members, Messrs. McKinley (Chairman), Atwood, and Spickschen. Our audit committee evaluates the independent auditors qualifications, independence and performance; determines the engagement of the registered public accounting firm to be retained as independent auditors; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law; confers with management and the independent registered public accounting firm regarding the effectiveness of financial reporting controls in effect; reviews our financial statements; reviews our critical accounting policies and estimates; and discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements. All members of the audit committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the Nasdaq Stock Market as such standards apply specifically to members of audit committees. Our Board has determined that Mr. McKinley is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-K. Please also see the Report of the Audit Committee set forth elsewhere in this proxy statement. Our audit committee charter, in addition to being available at our web site, is attached to this proxy statement as Appendix B. The audit committee held six meetings during 2005.

Compensation Committee.  Our compensation committee currently has three members, Messrs. Blair (Chairman), Barrett and Spickschen. The compensation committee reviews and recommends policy relating to compensation and benefits of our executives and members of our Board, including reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other senior officers, evaluating the performance of these officers in light of those goals and objectives and setting compensation of these officers based on such evaluations. The compensation committee also administers the issuance of stock options and other awards under our stock plans. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. All members of the compensation committee qualify as independent under the definition promulgated by the Nasdaq Stock Market. Please also see the report of the compensation committee set forth elsewhere in this proxy statement. The committee held three meetings during 2005.

Nominating and Corporate Governance Committee.  Our nominating and corporate governance committee currently has three members, Messrs. Barrett (Chairman), Atwood and Blair each of whom is a non-management member of our Board. The nominating and corporate governance committee oversees and assists our Board in reviewing and recommending nominees for election as directors, assessing the performance of the Board, directing guidelines for the composition of our Board members and reviewing and administering our corporate governance guidelines. All members of the nominating and corporate governance committee qualify as independent under the definition promulgated by the Nasdaq Stock Market. The committee held two meetings during 2005.

New candidates for membership on the Board are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of our stockholders. The committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board and concern for the long-term interests of the stockholders. In the case of incumbent members of the Board whose terms of office are set to expire, the nominating and corporate governance committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the independence of that director. In the case of new director candidates, the committee also determines whether the nominee is independent, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. In connection with the Company’s appointment of Dr. Reed to the Board in June 2005, the Company engaged a private search firm to assist in the search.

In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2007 Annual Meeting of Stockholders using the procedures set forth in our bylaws, it must follow the procedures described in Questions 19 and 20, under “stockholder proposals, director nominations and related bylaw provisions.” If a stockholder wishes to propose a candidate for consideration as a nominee by the nominating and corporate governance committee, it should submit any pertinent information regarding the candidate to the Nominating Committee by mail at 2525 28th Street, Suite 200, Boulder, CO 80301 (c/o Pharmion Corporation).

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2007, stockholder proposals must be received not earlier than February 8, 2007 and not later than March 10, 2007, unless the annual meeting is moved by more than 30 days before from the anniversary of the 2006 annual meeting, in which case the deadline will be not earlier than the close of business on the tenth (10th) day following the earlier of the day on which notice of the date of the meeting was mailed or the day public announcement of the meeting date was made.

Compensation Committee Interlocks and Insider Participation

As noted above, during the fiscal year ended December 31, 2005, our compensation committee was composed of Drs. Blair (Chairman), Barrett and Spickschen. None of the members of the committee has ever been an employee or officer of Pharmion. Erle T. Mast, our Executive Vice President and Chief Financial Officer, serves on the board of directors of Verus Pharmaceuticals, Inc., a privately-held specialty pharmaceutical company. Cam L. Garner, a member of our board of directors, currently serves as Chairman and CEO of Verus. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers who serve on our compensation committee.

Communications with the Board

Generally, shareholders who have questions or concerns should contact our Investor Relations Department at (720) 564-9150. However, any shareholders who wish to address questions regarding our business directly with our Board, any Board committee or any individual director should direct his or her questions or other communications in writing to:

Corporate Secretary
Pharmion Corporation
2525 28th Street
Boulder, CO 80301

Director Compensation

During the year ended December 31, 2005, non-employee directors received an annual fee of $15,000, payable in equal quarterly installments, plus a fee of $2,000 for each meeting of the Board attended by such director, a fee of $2,000 for each audit committee meeting and a fee of $1,000 for each meeting of the other board committees attended by such director. Mr. Mahaffy, our President and Chief Executive Officer does not receive any separate compensation for his Board activities. Members of the Board are reimbursed for all reasonable expenses incurred in connection with their attendance at Board or committee meetings.

Under our 2001 Non-Employee Director Stock Option Plan, as amended and restated, each new non-employee director upon joining our Board will receive an option to purchase 25,000 shares of our common stock. Thereafter, each non-employee director will receive an annual option grant to purchase 5,000 shares of our common stock. All such non-employee director options have an exercise price equal to the fair market value of the common stock on the grant date. The non-employee directors’ options expire ten years after the date of grant of such options.

The initial option grant to non-employee directors upon first becoming a member of our Board vests ratably in four installments beginning with the date of grant. Annual options granted under the plan to non-employee directors vest in full on the first anniversary of the date of the grant. Options to purchase 55,000 shares were granted under this formula during 2005 including 5,000 to each of the non-employee board members as an annual grant and 25,000 shares to Dr. Reed as his initial grant.

PROPOSAL NO. 1

ELECTION OF CLASS III DIRECTORS

For the election of Class III Directors, the two nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes (as described in Question No. 14) will have no effect on the voting outcome with respect to the election of directors. We will vote your shares as you specify on your proxy card. If you sign, date and return the proxy card but do not specify how you want your shares voted, we will vote them for the election of the nominees listed below. If you do not wish to have your shares voted for the nominees, you may so indicate in the space provided in the proxy card. If unforeseen circumstances (such as death or disability) make it necessary for the Board to substitute another person for the nominees, we will vote your shares for such other persons. If we do not name substitute nominees, the size of the Board will be reduced. The Board knows of no reason why the nominees would not be available to serve at the time of the annual meeting.

The Board has nominated Dr. Thorlef Spickschen and Dr. John C. Reed for reelection as directors at our 2006 annual meeting of stockholders for a term of three years to serve until the 2009 annual meeting of stockholders, and until their respective successors have been elected and qualified. The Class I directors (Brian Atwood, M. James Barrett, and Edward McKinley) and the Class II directors (Patrick J. Mahaffy, James Blair and Cam L. Garner) will serve until the annual meetings of stockholders to be held in 2007 and 2008, respectively, and until their respective successors have been elected and qualified.

The following is a brief listing of the age, term as a director of our Board, principal occupation, business experience and other directorships of the nominees for election as Class III Directors.

Nominees for Directors in Class III

(The term of these nominee Directors would expire at the annual meeting of stockholders in 2009)

Thorlef Spickschen, age 65, has served as a member of our board of directors since December 2001. From 1994 to 2001, Dr. Spickschen was chairman and CEO of BASF Pharma/Knoll AG. Prior to joining Knoll AG, he held executive positions at Boehringer Mannheim GmbH, where he was responsible for sales and marketing and has been Chairman of its Executive Board since 1990, and Eli Lilly & Co. Dr. Spickschen is currently on the board of Cytos Biotechnology AG, which is publicly-traded in Switzerland, as well as the boards of several privately held companies in Europe and the U.S.

John C. Reed, age 47, has served as a member of our board of directors since June 2005. Dr. Reed has been the President and Chief Executive Officer of The Burnham Institute, an independent, nonprofit, public benefit organization dedicated to basic biomedical research, since January 2002. Dr. Reed has been with The Burnham Institute for the past thirteen years, serving as the Deputy Director of the Cancer Center beginning in 1994, as Scientific Director of the Institute beginning in 1995 and as Cancer Center Director in 2002. Additionally, he holds adjunct professorships at the University of California San Diego and San Diego State University. Dr. Reed serves as an advisor and consultant to numerous biotechnology and pharmaceutical companies. He currently serves on the board of directors of Isis Pharmaceuticals, Inc. and Stratagene, Inc. He is also a member of the Board of Trustees of The Burnham Institute.

The Board of Directors recommends a vote “FOR” the above nominees for Director.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the recommendation of the Audit Committee, the Board has appointed the firm of Ernst & Young LLP (“Ernst &Young”), an Independent Registered Public Accounting Firm, as independent auditors to audit the financial statements of Pharmion for the fiscal year ended December 31, 2006. The affirmative vote of a majority of the total number of votes present in person or by proxy and entitled to be cast will ratify the appointment of Ernst & Young as the independent registered public accounting firm to audit the financial statements of Pharmion for the fiscal year ending December 31, 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent public accounting firm. It is understood that even if the selection of Ernst & Young as independent auditors is ratified, the Board and the audit committee, at their discretion, may direct the appointment of a new independent public accounting firm at any time during the year if the Board and audit committee believe that such change would be in the best interests of the Company and its stockholders. If the stockholders do not ratify the Board’s selection of Ernst & Young as the Company’s independent auditors for the fiscal year ended December 31, 2006, the Board will consider the matter at its next meeting.

The Board of Directors recommends a vote “FOR” Proposal 2.

PROPOSAL NO. 3

Approval of the Pharmion Corporation 2006 Employee Stock Purchase Plan

The Pharmion Corporation 2006 Employee Stock Purchase Plan (the “Purchase Plan”) was adopted by the Company’s Board in April 27, 2006, subject to its approval by the stockholders of the Company. There are 1,000,000 shares of common stock reserved for issuance under the Purchase Plan. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase common stock through payroll deductions, to assist the Company in securing and retaining the services of employees and to provide incentives for employees to exert maximum efforts for the success of the Company. All of the approximately 184 full-time U.S. employees of the Company are eligible to participate in the Purchase Plan after an initial period of employment set by the Board.

The stockholders are requested in this Proposal 3 to approve the adoption of the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the adoption of the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors recommends a vote “FOR” Proposal 3.

The terms and provisions of the Purchase Plan are summarized below. This summary, however, does not purport to be a complete description of the Purchase Plan. The Purchase Plan has been filed with the SEC as an attachment to this proxy statement and may be accessed from the SEC’s web site at www.sec.gov. The following summary is qualified in its entirety by reference to the complete text of the Purchase Plan. Any stockholder who wishes to obtain a copy of the actual plan document may do so by written request to:

Pharmion Corporation
Attention: Investor Relations
2525 28th Street
Boulder, CO 80301
(720) 564-9100

The following is a summary of the material features of the Purchase Plan:

Purpose

The purpose of the Purchase Plan is to provide a means by which certain employees may be given an opportunity to purchase common stock of the Company through payroll deductions, to attract, motivate, and retain the services of those individuals, and to provide incentives for those persons to exert maximum efforts toward the success of the Company. The rights to purchase common stock granted under the Purchase Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration

The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the purchase rights granted there under. The Board has the power, subject to the provisions of the Purchase Plan, to determine the provisions of each offering of rights to purchase the Company’s common stock, and whether employees of any subsidiary companies will be eligible to participate in the Purchase Plan.

The Board has the power to delegate administration of the Purchase Plan to a committee composed of not fewer than two members of the Board. The Board has delegated full power and authority to administer the Purchase Plan to the Compensation Committee of the Board. As used herein with respect to the Purchase Plan, the “Board” refers to the Compensation Committee of the Board as well as to the Board itself.

Stock Subject to Purchase Plan

The Board authorized the issuance of 1,000,000 shares of common stock pursuant to purchase rights granted to eligible employees under the Purchase Plan.

Offering Periods

Shares of common stock are offered under the Purchase Plan through a series of offering periods of such duration as determined by the Board, provided that in no event may an offering period exceed 27 months. Each offering period consists of one or more purchase dates as determined by the Board prior to the commencement of that offering period. The Board has the authority to alter the duration of subsequent offering periods or change the number of purchase dates within each such offering period. When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of common stock on each purchase date within the offering period. On the purchase date, all payroll deductions collected from the participant are automatically applied to the purchase of common stock, subject to certain limitations.

The first offering period under the Purchase Plan will begin on August 1, 2006 and will end on January 31, 2007. Thereafter, unless changed by the Board, each offering will last six months with a single purchase date on the last business day of the offering period.

Eligibility

Any person who is customarily employed at least 20 hours per week and five months per calendar year by the Company (or any subsidiary companies designated by the Board) on the first day of an offering period is eligible to participate in that offering under the Purchase Plan, provided such employee has been in the employ of the Company or any subsidiary for such continuous period preceding the first day of the offering period as the Board may require, but in no event may the required period of continuous employment be greater than two years. The Board may provide that employees who become eligible to participate after the offering period begins nevertheless may enroll in the offering. The Board may provide in any offering that certain employees who are “highly compensated” as defined in the Code are not eligible to participate in the Purchase Plan.

As of April 27, 2006, the Board has provided that only direct employees of the Company and its U.S. subsidiaries, if any, will be permitted to participate in an offering. Employees of foreign subsidiaries are currently excluded from participation in an offering. However, the Board may permit such employees to participate in future offerings, subject to compliance with foreign securities and tax laws.

No employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any of the Company’s subsidiary corporations (including any stock which such employee may purchase under all outstanding purchase rights and options). In addition, no employee may purchase more than $25,000 worth of the Company’s common stock (valued at the time each purchase right is granted) for each calendar year during which those purchase rights are outstanding. In addition, the Board may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all employees pursuant to any offering.

Participation in the Plan

Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the beginning of the offering period, an agreement authorizing payroll deductions of up to 20% of such employees’ compensation during the offering period. The Board has set this limit at 10% of compensation for the initial offering.

Purchase Price

The purchase price per share at which shares of common stock are sold on each purchase date during an offering period is the lower of (a) 85% of the fair market value per share of common stock on the first day of the offering, or (b) 85% of the fair market value per share of common stock on the purchase date.

However, in the event the Board provides that employees who become eligible to participate after the offering period begins may participate in such offering, the purchase price per share for such employees is the lower of (a) 85% of the fair market value per share of common stock on the day such employees began participating in the purchase plan, or (b) 85% of the fair market value per share of common stock on the purchase date.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is funded by payroll deductions accumulated over the offering period. To the extent provided in the offering, a participant may begin such payroll deductions after the beginning of such offering. At any time during the offering, a participant may reduce (including to zero) or increase his or her payroll deductions as the Board provides in the offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the Company’s general funds, except where applicable law requires that the payroll deductions be deposited with a third party. A participant may make additional payments into such account only as specifically provided for in the offering and only if the participant has not exceeded certain limitations under the Purchase Plan or such offering period.

As of April 27, 2006, the Board has provided that employees may not increase or decrease withholding amounts during the course of an offering except to withdraw completely from the offering.

Purchase of Stock

By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board may specify a maximum number of shares of common stock an employee may purchase and the maximum aggregate number of shares of common stock that may be purchased by all participants in such offering. If the aggregate number of shares to be purchased upon exercise of outstanding purchase rights in the offering would exceed the maximum aggregate number of shares of common stock available, the Board will make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the next purchase date at the applicable price. See “Withdrawal” below.

Withdrawal

Participants may withdraw from a given offering period by delivering a notice of withdrawal and terminating their payroll deductions. Such withdrawal may occur at any time prior to the end of an offering except as otherwise provided by the Board. Upon such withdrawal, the Company will refund accumulated payroll deductions without interest to the employee, and such employee’s right to participate in that offering will terminate. However, an employee’s withdrawal from an offering does not affect such employee’s eligibility to participate in subsequent offerings under the Purchase Plan.

Termination of Employment

Purchase rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of employment or other lack of eligibility, and the Company will refund all accumulated payroll deductions to the terminated employee (reduced to the extent, if any, such deductions have been used to purchase shares of common stock for such employee) without interest.

Restrictions on Transfer

Purchase rights granted under the Purchase Plan are not transferable other than by will or the laws of descent and distribution, or by a beneficiary designation, and during the participant’s lifetime may be exercised only by such participant.

Changes in Capitalization

In the event that there is any change to the outstanding common stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), appropriate adjustments will be made to (a) the class(es) and maximum number of shares of common stock subject to the Purchase Plan and (b) the class(es) and number of shares and price per share in effect under each outstanding purchase right.

Effect of Certain Corporate Transactions

In the event of certain corporate transactions, any surviving or acquiring corporation may continue or assume purchase rights outstanding under the Purchase Plan or may substitute similar purchase rights (including a right to acquire the same consideration paid to stockholders in the corporate transaction) for those outstanding under the Purchase Plan. If the surviving or acquiring corporation does not continue or assume such rights or substitute similar rights, then the participants’ accumulated payroll deductions will be applied to the purchase of shares of common stock within five business days prior to the corporate transaction under the ongoing offering, and such purchase rights will terminate immediately thereafter.

A corporate transaction means the occurrence of any one or more of the following events: (i) the Company is merged or consolidated with another corporation or entity such that after such merger or consolidation the Company is not the surviving entity or the ultimate parent of the surviving entity; (ii) all or substantially all of the assets of the Company or the common stock of the Company are acquired by another person or entity; or (iii) the reorganization or liquidation of the Company.

Termination and Amendment

The Board may suspend or terminate the Purchase Plan at any time. However, rights and obligations under any purchase rights granted while the Purchase Plan is in effect shall not be impaired by any suspension or termination of the Purchase Plan, except as expressly provided in the Purchase Plan or with the consent of the person to whom such purchase rights were granted, or except as necessary to satisfy the requirements of any applicable laws. Unless sooner terminated, the Purchase Plan will terminate on April 26, 2016.

The Board may amend the Purchase Plan or the terms of one or more offerings at any time. No material amendment of the Purchase Plan shall be effective unless approved by the stockholders, if stockholder approval is necessary for the Purchase Plan to satisfy the requirements of Section 423 of the Code or other applicable laws. The Board may, without shareholder approval, change the terms of an offering under the Plan within the parameters allowed by the Plan.

Purchase rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such purchase rights were granted or except as necessary to comply with applicable laws.

Federal Income Tax Information

The following is a summary of the principal United States federal income taxation consequences to participants and the Company with respect to participation in the Purchase Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside. This summary is based on the current provisions of the Code, applicable Treasury Regulations, judicial authority, and administrative rulings, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences of the Purchase Plan as described herein.

The Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under such an arrangement, a participant will be taxed on amounts withheld for the purchase of shares of common stock as if such amounts were paid directly to the participants. However, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or exercise of purchase rights. Taxable income is not being recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan, or in the event the participant should die while still owning the purchased shares.

If a participant sells or otherwise disposes of the purchased shares within two years after the beginning of the offering period in which such shares were acquired or within one year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

If the participant sells or disposes of the purchased shares more than two years after the beginning of the offering period in which such shares were acquired and more than one year after the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (a) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (b) fifteen percent (15%) of the fair market value of the shares at the beginning of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of death, the lesser of (a) the amount by which the fair market value of the shares on the date of death exceeds the purchase price, or (b) fifteen percent (15%) of the fair market value of the shares at the beginning of the offering period in which those shares were acquired will constitute ordinary income in the year of death.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides certain information with respect to the beneficial ownership of our common stock as of April 13, 2006 for (a) the executive officers named in the “Summary Compensation Table” of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 13, 2006 pursuant to the exercise of options to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 31,924,318 shares of our common stock outstanding on April 13, 2006. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Pharmion Corporation, 2525 28th Street, Boulder, Colorado 80301.

	Shares of Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number		Percent

Stockholders owning approximately 5% or more
Entities affiliated with New Enterprise Associates	2,908,738	(1)	9.1%
Entities affiliated with OSS Capital Management	2,709,620	(2)	8.5%
Celgene Corporation	1,939,598	(3)	6.1%
The Vanguard Group, Inc.	1,804,456	(4)	5.7%
Sectoral Asset Management, Inc.	1,628,681	(5)	5.1%
Pictet Funds — Biotech	1,611,900	(6)	5.0%
Current Directors and Executive Officers
M. James Barrett	2,974,988	(7)	9.3%
James C. Blair	844,929	(8)	2.6%
Brian G. Atwood	56,451	(9)	*
Cam L. Garner	63,056	(10)	*
Edward McKinley	112,000	(11)	*
John C. Reed	25,000	(12)	*
Thorlef Spickschen	28,750	(13)	*
Patrick J. Mahaffy	912,651	(14)	2.8%
Erle T. Mast	155,159	(15)	*
Gillian C. Ivers-Read	107,975	(16)	*
Michael Cosgrave	53,777	(17)	*
Steven N. Dupont	50,000	(18)	*
Former Director and Executive Officer
Judith A. Hemberger	522,223	(19)	1.6%
All current and former directors and executive officers as a group (13 Persons)	5,906,959		17.9%

*	Represents beneficial ownership of less than one percent of our common stock.

(1)	Stock ownership is based on as Schedule 13D/A filed with the SEC on October 8, 2004. This report indicates that 14,470 shares of common stock are owned by NEA Partners 10, L.P. and 2,894,268 shares of common stock are owned by New Enterprise Associates 10, L.P. New Enterprise Associates is located at 1119 St. Paul Street, Baltimore, MD 21202.

(2)	Stock ownership is based on a Schedule 13G/A filed with the SEC on February 14, 2006, representing that 128,497 shares of common stock are owned by Oscar S. Schafer & Partners I LP, that 1,410,592 shares of common stock are owned by Oscar S. Schafer & Partners II LP and that 1,170,531 shares of common stock are owned by O.S.S. Overseas Fund Ltd. The filers are located at 598 Madison Avenue, New York, NY 10022, with the exception of O.S.S. Overseas Fund Ltd, which is located at SEI Investments Global (Cayman) Limited, Harbor Place, 5th Floor, South Church Street, P.O. Box 30464 SMB, Grand Cayman, Cayman Islands, British West Indies.

(3)	Stock ownership is based on a Schedule 13G filed with the SEC on March 8, 2004. Celgene Corporation is located at 86 Morris Avenue, Summit, NJ 07901.

(4)	Stock ownership is based on a Schedule 13G filed with the SEC on February 13, 2006. The Vanguard Group, Inc. business address is PO Box 2600, V26, Valley Forge, PA 19482-2600.

(5)	Stock ownership is based on a Schedule 13G filed with the SEC on February 14, 2006. Sectoral Asset Management Inc. is located at 1000 Sherbrooke Street, Montreal, A1 00000, Canada.

(6)	Stock ownership is based on a Schedule 13G filed with the SEC on September 16, 2005. Pictet Funds is located at Pictet & Cie Europe SA, 1 Boulevard Royal, Luxembourg L-2016 N4.

(7)	Includes 41,250 shares of common stock subject to outstanding options which are exercisable within the next 60 days and 14,470 shares of common stock owned by NEA Partners 10, L.P. and 2,894,268 shares of common stock owned by New Enterprise Associates 10, L.P., each of which Dr. Barrett is a General Partner. Dr. Barrett disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in such shares.

(8)	Includes 10,000 shares of common stock subject to outstanding options which are exercisable within the next 60 days and 800,708 shares of common stock owned by Domain Partners IV, L.P. and 9,155 shares of common stock owned by DP IV Associates, L.P. Dr. Blair is a managing member of One Palmer Square Associates IV, L.L.C., which is the general partner of Domain Partners IV, L.P. and DP IV Associates, L.P. Dr. Blair disclaims beneficial ownership of the shares owned by Domain Partners IV, L.P. and DP IV Associates, L.P., except to the extent of his pecuniary interest in such shares.

(9)	Includes 41,250 shares of common stock subject to outstanding options which are exercisable within the next 60 days.

(10)	Includes 10,000 shares of common stock subject to outstanding options which are exercisable within the next 60 days.

(11)	Includes 30,000 shares of common stock subject to outstanding options which are exercisable within the next 60 days.

(12)	Includes 25,000 shares of common stock subject to outstanding options which are exercisable within the next 60 days.

(13)	Includes 10,000 shares of common stock subject to outstanding options which are exercisable within the next 60 days.

(14)	Includes 444,374 shares of common stock subject to outstanding options which are exercisable within the next 60 days.

(15)	Includes 146,875 shares of common stock subject to outstanding options which are exercisable within the next 60 days.

(16)	Includes 73,959 shares of common stock subject to outstanding options which are exercisable within the next 60 days.

(17)	Includes 53,777 shares of common stock subject to outstanding options which are exercisable within the next 60 days.

(18)	Includes 50,000 shares of common stock subject to outstanding options which are exercisable within the next 60 days.

(19)	Includes 218,723 shares of common stock subject to outstanding options which are exercisable within the next 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis, except for the following: one report, dated March 10, 2006, covering an aggregate of 35 transactions, was filed late by Edward J. McKinley; and one report, dated April 21, 2006, covering an aggregate of two transactions, was filed late by Gillian C. Ivers-Read.

NAMED EXECUTIVE OFFICERS AND COMPENSATION

The following table sets forth certain information regarding our executive officers as of April 28, 2006, who are not also directors. We have employment agreements with all executive officers.

Name	Age	Position with the Company

Erle T. Mast	43	Executive Vice President and Chief Financial Officer
Gillian C. Ivers-Read	51	Executive Vice President, Clinical Development, Regulatory Affairs and Medical
Michael Cosgrave	50	Executive Vice President, Global Commercial Operations
Steven N. Dupont	46	Vice President, General Counsel and Secretary

Erle T. Mast has served as our Chief Financial Officer since July 2002 and as Executive Vice President since February 2006. From 1997 through 2002, Mr. Mast worked for Dura Pharmaceuticals and its successor, Elan Corporation. From 2000 to 2002, he served as Chief Financial Officer for the Global Biopharmaceuticals business for Elan. From 1997 to 2000, Mr. Mast served as Vice President of Finance for Dura. Prior to that, Mr. Mast was a partner with Deloitte & Touche, LLP. Mr. Mast currently serves on the board of Verus Pharmaceuticals, Inc., a privately-held specialty pharmaceutical company.

Gillian C. Ivers-Read has served as our Vice President, Clinical Development and Regulatory Affairs since April 2002 and as and as Executive Vice President, Clinical Development, Regulatory Affairs and Medical since February 2006. From 1996 to 2001, Ms. Ivers-Read held various regulatory positions with Hoechst Marion Roussel and its successor Aventis Pharmaceuticals, Inc., where she most recently held the position of Vice President, Global Regulatory Affairs. From 1994 to 1996, Ms. Ivers-Read was Vice President, Development and Regulatory affairs for Argus Pharmaceuticals and from 1984 to 1994 she served as a regulatory affairs director for Marion Merrell Dow.

Michael Cosgrave has served as our Vice President, International Commercial Operations since November 2000 and as Executive Vice President, Global Commercial Operations since July 2005. From 1991 to November 2000, Mr. Cosgrave served in various business development and sales and marketing positions for NeXagen, Inc. and its successor, NeXstar Pharmaceuticals, Inc., where he most recently held the position of Vice President, Sales and Marketing with responsibility for markets in the Middle East, Asia, Africa, Australia and Greece. From 1980 to 1991, Mr. Cosgrave worked for Johnson and Johnson UK Ltd. with business development and general manager responsibilities in various international countries.

Steven N. Dupont has served as our Vice President, General Counsel and Secretary since January 2005. From 2001 through 2004, Mr. Dupont was a partner at Cooley Godward LLP, a Silicon Valley-based law firm and outside counsel to the Company. From 1995 until his promotion to partner at the firm in January 2001, Mr. Dupont was a business associate at Cooley Godward. Prior to 1995, Mr. Dupont was an associate at Jenner & Block, a Chicago-based law firm.

Summary Compensation Table

The following table provides summary information concerning the total compensation awarded to or earned during the years ended December 31, 2005, 2004 and 2003 by our chief executive officer and by each of our four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000. We refer to these persons elsewhere in this proxy statement as our “named executive officers.”

						Long-Term
						Compensation
						Awards
		Annual Compensation				Securities
				Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus	Compensation		Options	Compensation

Patrick J. Mahaffy	2005	$413,100	$170,000	$—		150,000	$11,263	(1)
President and Chief	2004	345,833	262,500	—		110,000	13,063	(1)
Executive Officer; Director	2003	321,433	162,500	—		75,000	11,838	(1)
Erle T. Mast	2005	303,550	97,568	37,500	(6)	60,000	9,665	(2)
Executive Vice President	2004	291,317	175,920	37,500	(6)	18,750	10,539	(2)
and Chief Financial Officer	2003	281,179	112,760	37,500	(6)	25,000	10,646	(2)
Gillian C. Ivers-Read	2005	301,050	96,960	—		60,000	138,907	(3)
Vice President, Clinical	2004	289,433	174,780	75,000	(8)	18,750	11,572	(3)
Development and Regulatory	2003	278,083	112,040	—		25,000	11,171	(3)
Affairs/Medical
Michael Cosgrave	2005	345,537	111,281	29,131	(7)	75,000	34,554	(4)
Executive Vice President,	2004	336,680	211,479	29,324	(7)	18,750	33,234	(4)
Global Commercial	2003	286,492	129,467	26,169	(7)	37,500	28,654	(4)
Steven N. Dupont	2005	244,811	90,000	—		50,000	6,566	(5)
Vice President, General	2004	—	—	—		—	—
Counsel and Secretary	2003	—	—	—		—	—
Former Officer(9)
Judith A. Hemberger	2005	389,167	144,000	—		100,000	10,813	(10)
Executive Vice President and	2004	331,667	226,130	—		60,000	12,638	(10)
Chief Operating Officer;	2003	313,000	141,750	—		37,500	12,138	(10)
Director

(1)	Includes (A) annual 401(k) matching contributions by the Company of $8,125 in 2005, $10,375 in 2004 and $9,150 in 2003; and (B) short-term and long-term disability/ life insurance premiums paid by the Company of $3,138 in 2005, and $2,688 in each of 2004 and 2003.

(2)	Includes (A) an annual 401(k) matching contribution by the Company of $6,300 in 2005, $7,657 in 2004 and $7,857 in 2003; and (B) short-term and long-term disability/ life insurance premiums paid by the Company of $3,365 in 2005, $2,882 in 2004 and 2,789 in 2003.

(3)	Includes (A) an annual 401(k) matching contribution by the Company of $6,300 in 2005, $8,683 in 2004 and $8,403 in 2003; (B) short-term and long-term disability/ life insurance premiums paid by the Company of $3,379 in 2005, $2,889 in 2004 and $2,768 in 2003; and (C) proceeds of $129,229 from a stock sale on December 14, 2005 which resulted in a disqualifying disposition of the tendered shares.

(4)	Represents pension contributions.

(5)	Includes (A) annual 401(k) matching contributions by the Company of $3,968 in 2005; and (B) short-term and long-term disability/ life insurance premiums paid by the Company of $2,598 in 2005.

(6)	Represents relocation reimbursement of $37,500.

(7)	Represents housing allowance.

(8)	Represents cost of living adjustment.

(9)	Dr. Hemberger resigned from her positions as Executive Vice President and Chief Operating Officer and as a member of the Board effective as of April 1, 2006.

(10)	Includes (A) annual 401(k) matching contributions by the Company of $7,675 in 2005, $9,950 in 2004 and $9,450 in 2003; and (B) short-term and long-term disability/ life insurance premiums paid by the Company of $3,138 in 2005 and $2,688 in each of 2004 and 2003.

Option Grants in Our Last Fiscal Year

The following table sets forth information concerning stock options granted during 2005 to each of our named executive officers.

	Individual Grants
	Number of	% of Total			Potential Realizable Value
	Securities	Options			at Assumed Annual Rates of
	Underlying	Granted to			Stock Price Appreciation for
	Options	Employees	Exercise Price	Expiration	Option Term(s) (2)
Name	Granted (#) (1)	in 2004	($/Share)	Date	5%	10%

Patrick J. Mahaffy	150,000	11%	$18.49	12/6/2012	$1,129,093	$2,631,267
Erle T. Mast	60,000	5	18.49	12/6/2012	451,637	1,052,507
Gillian Ivers-Read	60,000	5	18.49	12/6/2012	451,637	1,052,507
Michael Cosgrave	75,000	6	18.49	12/6/2012	564,547	1,315,633
Steven N. Dupont	50,000	4	18.49	12/6/2012	376,364	877,089
Former Officer
Judith A. Hemberger	100,000	8	18.49	12/6/2012	752,729	1,754,178

(1)	The options were granted on December 6, 2005 pursuant to our 2000 Employee Stock Incentive Plan. The options granted to the above named executive officers are incentive stock options to the extent allowed by law. Twenty-five percent of the shares vest on the first anniversary of the date of grant and thereafter 1/48th of the shares vest at the end of each month. These options are exercisable in accordance with the vesting schedule of such options.

(2)	In accordance with the rules of the SEC, we show in these columns the potential realizable value over the term of the option (the period from the grant date to the expiration date). We calculate this assuming that the fair market value of our common stock on the date of grant appreciates at the indicated annual rates, 5% and 10% compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These amounts are based on assumed rates of appreciation and do not represent an estimate of our future stock price. Actual value realized, if any, on stock option exercises will depend on the future performance of our common stock, the option holder’s continued employment with us through the option exercise period and the date on which the option is exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information on aggregated option exercises with respect to Pharmion common stock through fiscal year 2005 by each of the named executive officers, the status with respect to vesting of those officers’ options and the value of such officers’ unexercised in-the-money options as of December 31, 2005. The value of the unexercised in-the-money options at fiscal year end is based on a value of $17.77 per share, the closing price of our stock on the Nasdaq Stock Market on December 30, 2005 (the last trading day prior to the fiscal year end), less the per share exercise price.

			Number of Securities		Value of the Unexercised
	Shares		Underlying Unexercised Options		In-the-Money Options
	Acquired on	Realized	at Fiscal Year-End		at Fiscal Year-End
Name	Exercise	Value(1)	Exercisable(2)	Unexercisable(3)	Exercisable	Unexercisable

Patrick J. Mahaffy	—	$—	435,000	187,500	$3,692,000	$153,750
Erle T. Mast	—	—	143,750	72,500	1,860,375	51,250
Gillian Ivers-Read	72,916	2,301,163	70,834	72,500	661,324	51,250
Michael Cosgrave	57,628	2,541,474	42,684	105,938	263,835	264,704
Steven N. Dupont	—	—	50,000	50,000	—	—
Former Officer
Judith A. Hemberger	41,666	1,879,553	224,584	118,750	1,692,574	76,875

(1)	Fair market value of underlying securities at exercise minus the exercise price.

(2)	Each of the exercisable options listed that were outstanding as of the date of our initial public offering may be exercised at any time, whether vested or unvested. Upon the exercise of an unvested option or the unvested portion of an option, the holder will receive shares of restricted stock with a vesting schedule the same as the vesting schedule previously applicable to the option. Additionally, on December 6, 2005, the Board accelerated the vesting of all outstanding options held by all of the Company’s employees, including the named executive officers, with an exercise price of $21.00 or greater and granted before April 1, 2005.

(3)	Each of the outstanding unexercisable options listed will become exercisable in accordance with the vesting schedule of such options.

Equity Compensation Plans

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2005.

(c)
	(a)		Number of Securities
	Number of Securities to	(b)	Remaining Available For
	be Issued Upon	Weighted-Average	Future Issuance Under Equity
	Exercise of Outstanding	Exercise Price of	Compensation Plans
	Options, Warrants and	Outstanding Options,	(Excluding Securities
Plan Category	Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders(1)(2)	3,386,858	$20.60	1,706,633
Equity compensation plans not approved by security holders	—	—	—
Total	3,386,858	$20.60	1,706,633

(1)	As of December 31, 2005, 4,637,241 shares were reserved for issuance under our 2000 Stock Incentive Plan. This number is subject to an automatic yearly increase pursuant to an evergreen formula. Each year, on the date of our annual meeting of stockholders, the amount of shares reserved for issuance under the 2000 Stock Incentive Plan will be increased by 500,000 shares, unless our Board determines that a smaller increase or no increase is necessary.

(2)	As of December 31, 2005, 456,250 shares were reserved for issuance under our 2001 Non-Employee Director Stock Option Plan. This number is subject to an automatic yearly increase pursuant to an evergreen formula. Each year, on the date of our annual meeting of stockholders, the amount of shares reserved for issuance under the 2001 Non-Employee Director Stock Option Plan will be increased by 50,000 shares, unless our Board determines that a smaller increase or no increase is necessary.

Employment Agreements and Change in Control Provisions

Employment Agreements with Mr. Mahaffy.  On February 23, 2004, we entered into an employment agreement with Patrick J. Mahaffy, our President and Chief Executive Officer, which provides for an annual base salary that is subject to an annual increase at the discretion of our Board, and the payment of bonuses upon the achievement of certain milestones as determined by our Board. The agreement may be terminated either by us for just cause or without just cause upon 30 days notice or by Mr. Mahaffy either for good reason (so long as he provides written notice to us within 90 days of receiving notice from us of the occurrence of an event or act constituting good reason) or without good reason upon 30 days advance written notice. If we terminate Mr. Mahaffy’s employment without just cause or he resigns for good reason, Mr. Mahaffy, upon releasing all claims that he may have against us, is entitled to receive severance pay equal to twenty-four months of his base salary. The agreement also provides that for one year following termination of Mr. Mahaffy’s employment, Mr. Mahaffy may not engage in any business, enter into any employment or perform any services that compete with our business.

Employment Agreements with Mr. Cosgrave.  On January 5, 2001, we entered into an employment agreement with Michael Cosgrave, our Executive Vice President, Global Commercial Operations. The employment agreement provides for an annual base salary, which is subject to annual increase at the discretion of our Board, a rental allowance and the use of a vehicle for business and private purposes. We are also obligated to make monthly contributions to a pension benefit scheme of Mr. Cosgrave’s choice at a rate of 10% of Mr. Cosgrave’s annual base salary. The agreement may be terminated generally by either us or Mr. Cosgrave upon three months advance written notice. In addition, on November 29, 2001, we entered into a non-competition and severance agreement with Mr. Cosgrave. The agreement provides that for one year following termination of Mr. Cosgrave’s employment, Mr. Cosgrave may not engage in any business, enter into any employment or perform any services that compete with our business. In addition, if we terminate Mr. Cosgrave’s employment without just cause, Mr. Cosgrave is entitled to receive severance pay equal to twelve months of his base salary.

Employment Agreements with Mr. Mast, Ms. Ivers-Read and Mr. Dupont.  On March 1, 2004, we entered into amended and restated employment agreements with Erle Mast, our Executive Vice President and Chief Financial Officer, and Gillian Ivers-Read, our Executive Vice President of Clinical Development, Regulatory Affairs and Medical. In addition, on March 11, 2005, we entered into an employment agreement with Steven Dupont, our Vice President, General Counsel and Corporate Secretary. Each agreement provides for an annual base salary, subject to annual increase at the discretion of our Board, and the payment of bonuses upon the achievement of certain milestones as determined by our Board. Each employment agreement provides that the executive’s employment with Pharmion is at-will and may be altered or terminated by either us or the executive at any time, with or without cause. However, if we terminate the executive’s employment without just cause or he or she resigns for good reason (so long as the executive provides written notice to us within 90 days of receiving notice from us of the occurrence of an event or act constituting good reason), the executive, upon releasing all claims that he or she may have against us, is entitled to receive severance pay equal to twelve months of his or her base salary. Each agreement also provides that for one year following termination of the executive’s employment, that executive may not engage in any business, enter into any employment or perform any services that compete with our business.

Separation Agreement with Judith A. Hemberger.  Effective April 28, 2006, we entered into an Employment Separation and General Release Agreement with Dr. Hemberger. The separation agreement terminates and supersedes Dr. Hemberger’s prior employment agreement with the Company. Pursuant to the separation agreement, Dr. Hemberger signed a general release in favor of the Company and became entitled to receive: (a) continuation of her base salary of $400,000 for a period of 24 months following the April 1, 2006 (the “Separation Date”), the date of her official retirement from the Company and its Board, (b) payment of premiums for Dr. Hemberger’s group health insurance COBRA continuation coverage for up to eighteen months from the Separation Date, and (c) payment of fees associated with Dr. Hemberger’s participation in a six-month outplacement assistance program.

Change of Control Arrangements

The employment agreements for the five named executive officers mentioned above provide that certain benefits will be payable to the executives in the event we undergo a change in control and the executive’s employment is terminated within two years after such change in control for any reason other than for cause, disability, death, normal retirement or early retirement.

A change in control occurs in the event that any of the following events occur:

•	sale of substantially all of our assets;

•	a merger or consolidation with another company, unless after the merger or consolidation our stockholders continue to own at least 50% of the voting power of the new entity;

•	acquisition of our common stock representing at least 50% of the combined voting power entitled to vote in the election of our directors by any person or entity; or

•	individuals who are members of our current Board cease to constitute at least a majority of the members of the Board, unless the new members were approved or recommended by the majority vote of the current directors.

The benefits payable to an executive in the event of a change in control and such termination of employment by the Company without just cause or by the executive for good reason are:

•	the continued payment of the executive’s full base salary at the rate in effect immediately prior to his or her termination of employment for a period ranging from twelve to twenty-four months;

•	the continued payment by us during that period of all medical, dental and long-term disability benefits under programs in which the executive was entitled to participate immediately prior to termination of employment; and

•	acceleration of the exercisability and vesting of all outstanding stock options granted by us to the executive.

The change in control provisions provide that if the change in control payment or benefit provided there under would constitute a “parachute payment,” as defined in Section 280G of the Internal Revenue Code, and would subject the executive to an excise tax under Section 4999 of the Internal Revenue Code, the executive shall receive an additional lump sum payment in cash which, when added to all payments and benefits allocable to the executive that constitute parachute payments, provides the executive with the same after-tax compensation that he or she would have received from such parachute payments had none of such compensation constituted a parachute payment.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board has furnished the following report:

Overview

This report relates to compensation decisions made by the Compensation Committee of the Board (the “Committee”). The material in this report is not “soliciting material” and this report shall not be deemed incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent it specifically incorporates this information by reference in such filing.

The Committee, which consists of M. James Barrett, James Blair and Thorlef Spickschen, is responsible for establishing and administering our executive compensation policies. This report addresses the compensation policies for the fiscal year ended December 31, 2005 as they affected Mr. Mahaffy, in his capacity as President and Chief Executive Officer, and our other executive officers.

General Compensation Policy

The objectives of our executive compensation program are to:

•	provide a competitive compensation package that will attract and retain superior talent and reward performance;

•	support the achievement of desired Company performance; and

•	align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of common stock, thereby encouraging the achievement of superior results over an extended period.

Executive Officer Compensation Program

Our executive officer compensation program is comprised of: (i) base salary, which is set on an annual basis; (ii) annual discretionary incentive bonuses, which are based on the achievement of objectives and Company performance; and (iii) long-term discretionary incentive compensation in the form of periodic equity incentive grants, with the objective of aligning the executive officers’ long-term interests with those of the stockholders and encouraging the achievement of superior results over an extended period.

The Committee compares our executive officer compensation levels with those of a peer group of biotechnology, drug development and pharmaceutical companies that are similar to us in terms of stage of development and market capitalization, as well as companies who compete with us to attract and retain employees. The Committee performs annual reviews of all elements of executive compensation to confirm the competitiveness of the overall executive compensation packages as compared with our peer group. In addition, in conducting its annual review of executive compensation, the Committee also considers the Company’s progress toward corporate objectives established by the Committee for the year and individual performance.

Base Salary

The Committee reviews base salary levels for executive officers on an annual basis. Base salaries are set competitively relative to companies in the pharmaceutical industry and other comparable companies. In determining salaries the Committee also takes into consideration individual experience and performance. The Committee seeks to compare the salaries paid by companies in the peer group. Within this comparison group, we seek to make comparisons to executives at a comparable level of experience, who have a comparable level of responsibility and expected level of contribution to our performance. In setting base salaries, the Committee also takes into account the level of competition among pharmaceutical companies to attract talented personnel.

Annual Incentive Bonuses

At the beginning of each year, the full board of directors approves a set of corporate objectives that the Board believes are important to both the short-term and long term success of the Company. Specific corporate objectives typically include product sales goals, regulatory and development milestones and corporate development milestones. In addition, for each executive officer, the Committee establishes goals related specifically to that officer’s areas of responsibility. The Committee establishes annual bonus targets for the Chief Executive Officer and the other executive officers of the Company. At the beginning of each year, the Committee evaluates the Company’s performance against the stated corporate objectives for the previous year. At this time, the Committee determines the amount of each executive’s bonus based on the established bonus targets and a subjective assessment by the Committee of the officer’s progress toward achieving the established goals. Bonuses are generally paid in March of each year for services rendered during the prior fiscal year.

Long-term Incentive Compensation

Long-term incentive compensation, in the form of stock options and restricted stock, allows the executive officers to share in any appreciation in the value of our common stock. The Committee believes that equity participation aligns executive officers’ interests with those of the stockholders. The amounts of the awards are designed to reward past performance and create incentives to meet long-term objectives. Awards are made at a level calculated to be competitive within the peer group as well as a broader group of companies of comparable size. In determining the amount of each grant, the Committee takes into account the number of shares held by the executive prior to the grant as well as the Company’s performance and the performance of the individual executive against the established goals.

Equity awards (which could include stock options, restricted stock units or both) are typically granted once each year. The Committee reviews management’s recommendations for option grants to senior executives, excluding the Chief Executive Officer, and makes its own independent determination of the equity awards with respect to all executive officers based on the criteria described above. The annual stock option awards vest over a period of four years from the date of the grant and expire seven years after the date of grant. The per share exercise price for the annual grants is set at the per share closing trading price of the Company’s common stock on the day prior to the date of the grant.

Determining Executive Compensation

In early 2006, the Committee engaged the services of an outside compensation and benefits consulting company in order to conduct a survey and review of the company’s executive compensation program against peer group companies. Based on the analysis, the consultant concluded that the levels of executive compensation provided during 2005 were generally competitive with the levels offered by the groups surveyed, though certain executive officers were below competitive norms.

In February 2006, the Committee reviewed and updated executive compensation. At that time, our Board, upon the recommendation of the Committee, set executive officer salaries for 2006 and awarded cash bonus payments and stock option grants for 2005 results measured against the corporate goals established by the Committee and the Board in the first quarter of 2005. The corporate goals for 2005 were based on the following categories: (i) total worldwide product sales and earnings per share (“EPS”) goals; (ii) goals relating to regulatory approvals of Vidaza in Europe; (iii) clinical development goals relating to Vidaza; (iv) goals relating to regulatory approvals of thalidomide in Europe; and (v) business development goals relating to new product acquisitions.

At its February meeting, the Committee considered both the Company’s progress towards the corporate goals as well as the recommendations of the outside compensation consultants engaged by the Committee. The Committee determined that the Company had achieved its EPS goals for the year, excluding one-time charges; advanced several clinical development objectives for Vidaza during 2005; achieved significant progress toward an EMEA approval of thalidomide; and through its acquisition of rights to satraplatin from GPC Biotech, had achieved its business development goals for 2005. However, balanced against these accomplishments, the Committee noted that the Company failed to achieve the product sales goals for 2005 and, as a result of withdrawing its Market Authorization Application for Vidaza in late 2005, had failed to achieve regulatory approval for Vidaza in Europe.

Based on this analysis, the Committee recommended annual bonus incentive awards to the executive officers at 80% of the targeted levels previously established for the individual executive officers. In addition, the Committee approved merit increases to base salaries of 4%, with additional increases for certain executive officers as adjustments based upon the peer group analysis provided by the outside compensation consultants engaged by the Committee.

Chief Executive Officer Compensation

The Committee determines Mr. Mahaffy’s base salary in the same manner as described for all executive officers. In setting compensation levels for the Chief Executive Officer, the Committee considers comparative compensation information from the Company’s peer group. The Chief Executive Officer’s annual cash bonus, if any, is based solely on achievement of the Company’s corporate goals and is set by our Board based upon the recommendation of the Committee.

Consistent with the Company’s compensation policy set forth above, the Committee set Mr. Mahaffy’s base salary for 2005 at $425,000. In February 2006, our Board, upon recommendation of the Committee, set Mr. Mahaffy’s 2006 base salary at $485,000, representing an increase of approximately 14% from Mr. Mahaffy’s salary in 2005. The salary increase included both a merit increase applicable to all executive officers and an adjustment to bring Mr. Mahaffy’s salary within a target range of the average chief executive officer salaries observed in our peer group. At its February 2006 meeting, based upon the Committee’s assessment of the Company’s progress towards its corporate goals for 2005 as described above, the Committee awarded Mr. Mahaffy a regular bonus of $170,000, which represented 80% of his target bonus for 2005. In addition, the Committee awarded Mr. Mahaffy time vesting options to purchase 150,000 shares of the Company’s common stock at $18.49 per share, which was the per share closing trading price of the Company’s common stock on the day prior to the date of the grant. The terms of the time vesting stock option were consistent with those granted to other employees.

The Committee believes that the levels of compensation for Mr. Mahaffy are consistent with the range of salary and bonus levels received by his counterparts in companies in the peer group and other comparable companies. The Committee believes Mr. Mahaffy has managed the Company well and has moved the Company toward its long-term objectives.

Tax Considerations

The Committee’s compensation strategy is to be cost and tax effective. Therefore, the Committee’s policy is to preserve corporate tax deductions, while maintaining the flexibility to approve compensation arrangements that it deems to be in the best interests of the Company and its stockholders, but that may not always qualify for full tax deductibility.

Respectfully submitted by,
Members of the Compensation Committee

M. James Barrett
James Blair
Thorlef Spickschen

OTHER INFORMATION

Performance Graphs

The following graph compares the annual percentage change in our cumulative total stockholder return on our common stock during a period commencing on November 6, 2003, the date our shares began trading, and ending on December 31, 2005 (as measured by dividing (A) the difference between our share price at the end and the beginning of the measurement period by (B) our share price at the beginning of the measurement period) with the cumulative total return of the Nasdaq Stock Market and the Nasdaq Biotech Index during such period. We have not paid any dividends on our common stock, and we do not include dividends in the representation of our performance. The stock price performance on the graph below does not necessarily indicate future price performance.

		November 6,	December 31,	December 31,	December 31,
		2003	2003	2004	2005
Pharmion Corporation	Cumulative dollars	100.00	108.93	301.50	126.95
NASDAQ Composite	Cumulative dollars	100.00	103.77	113.26	115.67
NASDAQ Biotech Index	Cumulative dollars	100.00	101.24	107.45	110.50

Certain Relationships and Related Transactions

Our audit committee reviews and approves in advance all related-party transactions.

Celgene Corporation

Pursuant to agreements we have entered into with Celgene Corporation and Celgene UK Manufacturing II Limited, or CUK, we have obtained the exclusive marketing and distribution rights to Celgene’s formulation of thalidomide, Thalomid®, and related intellectual property in all countries outside of North America, Japan and China (other than Hong Kong). Under the agreements, as amended, we pay (i) Celgene a royalty/license fee of 8% on our net sales of thalidomide, and (ii) CUK product supply payments equal to 15.5% of our net sales of thalidomide. Furthermore, under our agreements with Celgene, to further the clinical development of thalidomide, particularly in multiple myeloma, we have also agreed to fund up to $8 million incurred by Celgene for the conduct of thalidomide clinical trials during 2005, 2006 and 2007. The agreements with Celgene and CUK each have a ten-year term running from the date of receipt of our first regulatory approval for thalidomide in the United Kingdom.

Indebtedness of Management

As part of the relocation package provided in connection with their transition to employment with us, we made the following loans to the following officers:

		Initial Principal	Principal Amount Outstanding
Officer	Date	Amount	at December 31, 2005

Erle T. Mast	August 7, 2002	$150,000	$37,500
Pamela E. Herriott	May 8, 2002	$100,000	25,000

These loans are evidenced by promissory notes. The loans to Ms. Herriott and Mr. Mast have four-year terms. The notes do not bear interest and are secured by a second deed of trust on the principal residences of each of the officers. We have agreed, for so long as these officers remain our employees, to make annual bonus payments to these officers in amounts sufficient to pay the loan amounts then due, on a pre-tax basis in the case of Mr. Mast. The remaining balances of the loans become due and payable upon the termination of the officers’ employment; provided, however, that if we terminate the officers’ employment without just cause, the remaining balances of the loans will be forgiven. Under applicable law, we cannot extend the term of or otherwise modify these notes.

Indemnification Agreements

Our bylaws provide that we will indemnify the members of our Board, our officers and any employee who serves as an officer or director of any corporation at our request to the fullest extent not prohibited by Delaware law.

Principle Accountant Fees and Services

The audit committee has appointed Ernst & Young LLP as Pharmion’s independent registered public accounting firm for the fiscal year ending December 31, 2006. Stockholders are being asked to ratify the appointment of Ernst & Young LLP at the annual meeting pursuant to Proposal No. 2. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The following table shows the fees paid by Pharmion for audit and other services provided by Ernst & Young LLP fiscal years ended December 31, 2005 and 2004.

	2005	2004

Audit fees:(1)	$658,664	$496,546
Audit related fees:(2)	—	99,967
Tax fees:(3)	148,597	259,530
All other fees:(4)	—	22,579

Total	$807,261	$878,622

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits and our public offering of common stock.

(2)	Audit related fees consisted principally of fees for acquisition-related due diligence services.

(3)	Tax fees consist principally of assistance with matters related to U.S. and international tax planning as well as tax compliance and reporting.

(4)	All other fees consisted principally of assistance with regulatory filings by international Ernst & Young LLP offices.

The audit committee has determined that the rendering of all non-audit services by Ernst & Young LLP during the fiscal year ended December 31, 2005 is compatible with maintaining the auditor’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next fiscal year, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements and includes fees in the areas of tax compliance, tax planning and tax advice.

4. Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent auditor.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

Other Matters

The Board knows of no other business which will be presented to the annual meeting of stockholders. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

REPORT OF AUDIT COMMITTEE(1)

The audit committee of the Board has furnished the following report:

The audit committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in a charter adopted by the Board, which is publicly available on the Company’s web site at www.pharmion.com and attached to this proxy statement as Appendix B. This committee reviews and reassesses its charter annually and recommends any changes to the Board for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2005, the audit committee took the following actions:

•	reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2005 with management and Ernst & Young LLP, our independent registered public accounting firm;

•	discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•	received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Independence Standards Board Standard No. 1. The audit committee further discussed with Ernst & Young LLP their independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the audit committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the audit committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Respectfully submitted by:
Members of the Audit Committee

Edward McKinley, Chairman
Brian Atwood
Thorlef Spickschen
April 28, 2006

(1)	This Report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act.

APPENDIX A

PHARMION CORPORATION

2006 EMPLOYEE STOCK PURCHASE PLAN

Adopted by the Board of Directors on April 27, 2006
Approved by the Stockholders on          , 2006

1.	Purpose.

(a) The purpose of this Plan is to provide a means by which Employees of the Company and certain designated Subsidiaries may be given an opportunity to purchase stock of the Company.

(b) The Company, by means of the Plan, seeks to retain the services of its Employees, to secure and retain the services of new Employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(c) The Company intends that the Purchase Rights granted under the Plan be considered options issued under an Employee Stock Purchase Plan.

2.	Definitions.

As used in the Plan and any Offering, unless otherwise specified, the following terms have the meanings set forth below:

(a) “Affiliate” means (i) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, and (ii) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. The Board shall have the authority to determine (i) the time or times at which the ownership tests are applied, and (ii) whether “Affiliate” includes entities other than corporations within the foregoing definition.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 3(c).

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Pharmion Corporation, a Delaware corporation.

(g) “Contributions” means the payroll deductions, and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld through payroll deductions during the Offering.

(h) “Corporate Transaction” means the occurrence of any one or more of the following events:

(1) The Company is merged or consolidated with another corporation or entity such that after such merger or consolidation the Company is not the surviving entity or the ultimate parent of the surviving entity;

(2) All or substantially all of the assets of the Company or the Common Stock are acquired by another person or entity; or

(3) The reorganization or liquidation of the Company.

(i) “Director” means a member of the Board.

(j) “Earnings” of an Employee with respect to any Offering has the meaning defined in such Offering.

(k) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(l) “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Subsidiary. Neither service as a Director nor payment of a director’s fee shall be sufficient to make an individual an Employee of the Company or a Subsidiary.

(m) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq Stock Market or the Nasdaq SmallCap Market, the Fair Market Value of the security, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the last Trading Day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(p) “Initial Offering” means the first Offering under this Plan.

(q) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(r) “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(s) “Offering Date” means a date selected by the Board for an Offering to commence.

(t) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated there under

(u) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(v) “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(w) “Plan” means this Pharmion Corporation 2006 Employee Stock Purchase Plan.

(x) “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(y) “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(z) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(aa) “Related Corporation” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(bb) “Securities Act” means the Securities Act of 1933, as amended.

(cc) “Subsidiary” means any subsidiary corporation of the Company, whether now or hereafter existing, as such term is defined in Section 424(f) of the Code.

(dd) “Trading Day” means any day the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be any established stock exchange, the Nasdaq Stock Market, the Nasdaq SmallCap Market or otherwise, is open for trading.

3.	Administration.

(a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subparagraph 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Purchase Rights shall be granted and the provisions of each offering of such Purchase Rights (which need not be identical).

(ii) To designate from time to time which Subsidiaries shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in paragraph 14.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(c) The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members, all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.

(d) Any interpretation of the Plan by the Board of any decision made by it under the Plan shall be final and binding on all persons.

4.	Shares Subject to the Plan.

(a) Subject to the provisions of paragraph 13 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Purchase Rights granted under the Plan (the “Reserved Shares”), shall not exceed in the aggregate one million (1,000,000) shares of the Common Stock. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such Purchase Right shall again become available for the Plan.

(b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	Grant of Rights; Offering.

(a) The Board or the Committee may from time to time grant or provide for the grant of Purchase Rights under the Plan to Eligible Employees in an Offering on an Offering Date or Offering Dates selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Purchase Rights under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 6 through 9, inclusive.

(b) If a Participant has more than one (1) Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder, a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right if two (2) Purchase Rights have identical exercise prices), will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if two (2) Purchase Rights have identical exercise prices) will be exercised.

6.	Eligibility.

(a) Rights may be granted only to Employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 3(b), to Employees of any Subsidiary of the Company. Except as provided in subparagraph 6(b), an Employee of the Company or any Subsidiary shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or any Subsidiary for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no Employee of the Company or any Subsidiary shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or such Subsidiary is for at least twenty (20) hours per week and at least five (5) months per calendar year.

(b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an Eligible Employee of the Company or designated Subsidiary will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or a date which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board or the Committee may provide that if such person first becomes an Eligible Employee during an Offering or within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this subparagraph 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options (whether vested or unvested) shall be treated as stock owned by such Employee.

(d) An Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other Purchase Rights granted under Employee Stock Purchase Plans of the Company and any Related Corporations do not permit such Employee’s Purchase Rights or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such Purchase Rights are granted) for each calendar year in which such Purchase Rights are outstanding at any time.

(e) Officers of the Company and any designated Subsidiary shall be eligible to participate in Offerings under the Plan; provided, however, that the Board may provide in an Offering that certain Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.	Rights; Purchase Price.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding twenty percent (20%) of such Employee’s Earnings during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one (1) or more Purchase Dates during an Offering on which Purchase Rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

(b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any Participant as well as a maximum aggregate number of shares that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one (1) Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

(c) The per share purchase price of stock acquired pursuant to Purchase Rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Purchase Date.

8.	Participation; Withdrawal; Termination.

(a) A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s Earnings during the Offering (not to exceed any maximum percentage or amount specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to a specified Purchase Date of the Offering.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. As soon as practicable after withdrawal from an Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Rights in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

(d) Rights shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 15 and, during a Participant’s lifetime, shall be exercisable only by such Participant.

(e) Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

9.	Exercise.

(a) On each Purchase Date specified therefor in the relevant Offering, each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each Participant’s account after the purchase of shares which is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering shall be held in each such Participant’s account for the purchase of shares under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in subparagraph 8(b), or is no longer eligible to be granted Purchase Rights under the Plan, as provided in paragraph 6, in which case such amount shall be distributed to the Participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any Participant’s account after the purchase of shares which is equal to the amount required to purchase one or more whole shares of Common Stock on the final Purchase Date of an Offering shall be distributed in full to the Participant after such Purchase Date, without interest.

(b) No Purchase Rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including Purchase Rights granted there under) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

10.	Covenants of the Company.

(a) During the terms of the Purchase Rights granted under the Plan, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Purchase Rights, provided that the Company shall not be obligated to keep available shares in excess of the limits set forth or described in paragraphs 4 and 7 of the Plan and any corresponding or additional limits set forth in an Offering.

(b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Purchase Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.	Use of Proceeds from Stock.

Proceeds from the sale of stock pursuant to Purchase Rights granted under the Plan shall constitute general funds of the Company.

12.	Rights as a Stockholder.

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to Purchase Rights granted under the Plan unless and until the participant’s shareholdings acquired upon exercise of Purchase Rights under the Plan are recorded in the books of the Company (or its transfer agent).

13.	Adjustments upon Changes in Stock; Corporate Transactions.

(a) If any change is made in the stock subject to the Plan, or subject to any Purchase Rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding Purchase Rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding Purchase Rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

(b) In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not continue or assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within five (5) business days prior to the Corporate Transaction under the ongoing Offering, and the Participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

14.	Amendment of the Plan or Offerings.

(a) The Board at any time, and from time to time, may amend the Plan or the terms of one or more Offerings. However, except as provided in paragraph 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within the time and to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations. It is expressly contemplated that the Board may amend the Plan or an Offering in any respect the Board deems necessary or advisable to provide Eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated there under relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights granted under an Offering into compliance therewith.

(b) The Board may, in its sole discretion, submit any amendment to the Plan or an Offering for stockholder approval.

(c) Purchase Rights and obligations under any Purchase Rights granted before amendment of the Plan or Offering shall not be impaired by any amendment of the Plan, except with the consent of the person to whom such Purchase Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Purchase Rights granted under an Offering comply with the requirements of Section 423 of the Code.

15.	Designation of Beneficiary.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if applicable, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice in the form prescribed by the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or if an entity, is otherwise in existence) at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one (1) or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may determine.

16.	Termination or Suspension of the Plan.

(a) The Board in its discretion, may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board. The Plan shall automatically terminate if all the shares subject to the Plan pursuant to subparagraph 4(a) are issued. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) Rights and obligations under any Purchase Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or Purchase Rights granted under an Offering comply with the requirements of Section 423 of the Code.

17.	Effective Date of Plan.

The Plan shall become effective on August 1, 2006 (the “Effective Date”), but no Purchase Rights granted under the Plan shall be exercised unless and until the Plan had been approved by the stockholders of the Company, which may occur prior to the Effective Date.

18.	Miscellaneous Provisions.

(a) All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state’s conflict of laws rules.

(b) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

APPENDIX B

PHARMION CORPORATION

AUDIT COMMITTEE CHARTER

October 17, 2003

The charter of the Audit Committee is established as follows.

1.	Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Pharmion Corporation (the “Company”) is to oversee the broad range of issues surrounding the accounting and financial reporting processes of the Company and its subsidiaries and audits of the financial statements of the Company and its subsidiaries. The Committee’s primary focus will be (1) to assist the Board in fulfilling its responsibilities to (a) monitor the integrity of the financial statements of the Company and its subsidiaries; (b) oversee the Company’s accounting and financial reporting principles and policies and internal controls and procedures; (c) monitor the compliance by the Company and its subsidiaries with legal and regulatory requirements; (d) select the Company’s outside auditors and evaluate the outside auditor’s qualifications and independence; and (e) oversee the performance of the Company’s outside auditors, and (2) to prepare the audit committee report and internal control report that the United States Securities and Exchange Commission (the “SEC”) rules require be included in the Company’s annual proxy statement.

2.	Authority

The Committee has authority to conduct or authorize investigations into any matters within its scope of its responsibility. Such authority includes but is not limited to:

a. retaining, at the expense of the Company, outside legal, accounting and financial consultants or other advisors to assist in the conduct of an investigation or as it determines appropriate to advise or assist in the performance of its functions;

b. seeking any information it requires from employees or external parties. Employees and external parties will be directed to cooperate and comply with the Committee’s requests; and

c. meeting with the Company’s internal auditors, officers, outside auditors and outside counsel, as necessary.

3.	Membership

The Committee shall be appointed by the Board and shall consist of three (3) or more directors, as determined by the Board from time to time, each of whom shall be an independent director of the Company and shall meet the applicable independence and financial literacy requirements of the SEC and NASDAQ. Each Committee member shall serve until a successor to such member is duly elected by the Board and qualified or until such member’s resignation or removal from the Board or the Committee. Committee members shall not be affiliated with the Company or receive any fees paid directly or indirectly for services as a consultant or financial or other advisor regardless of amount. This includes payments to any entity of which a Committee member is an executive officer, partner, member, principal or officer such as a managing director occupying a comparable position.

The Board recognizes that director independence is an issue that is actively being reviewed by multiple constituencies, and may amend its criteria for determining what constitutes an “independent director” to reflect changing standards.

All members of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, at the time they join the Committee, and each member shall have a working knowledge of skills and competencies that the Board will need for the Company to be successful in the future. Committee members, if they or the Board deem it appropriate, may enhance their understanding of their duties by participating in educational programs conducted by the Company or an outside consultant or firm.

At least one member of the Committee must meet the “audit committee financial expert” requirements of the SEC. An “audit committee financial expert” is a person who has the following attributes: (1) an understanding of generally accepted accounting principles and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (4) an understanding of internal controls and procedures for financial reporting; and (5) an understanding of audit committee functions. Such person must have acquired such attributes through one of more of the following: (a) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions; (b) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions; (c) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (d) other relevant experience.

4.	Meetings

The Committee shall hold such regular meetings as may be necessary or advisable, but no less frequently than quarterly, and hold such special meetings as may be called by the Committee’s Chairman or upon the initiation at any one of the Committee members. The presence in person or by telephone of a majority of the Committee’s members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

The Chairman of the Committee should consult with Company management in the process of establishing agendas for Committee meetings.

The Committee shall maintain and submit to the Board copies of minutes of each meeting of the Committee, and each written consent to action taken without a meeting, reflecting Committee the actions so authorized or taken by the Committee at such meeting of the Board. A copy of the minutes of each meeting shall be placed in the Company’s minute book.

5.	Duties and Responsibilities

The Committee’s policies and procedures shall remain flexible in order to best react to changing conditions and to help ensure that the Company’s accounting and reporting practices are consistent with applicable legal requirements and are of the highest quality. The Committee shall:

a. Appoint, review and approve the fees charged by, retain and oversee the Company’s outside auditors;

b. Pre-approve any audit services (which may include comfort letters provided in connection with securities underwritings) or non-audit services performed by the Company’s outside auditors;. The Committee may delegate the duty to pre-approve any such services to any member of the Committee provided that the decisions of such member to grant pre-approvals shall be presented to the full Committee for ratification;

c. Pre-approve appropriate funding for payment of compensation (a) to the Company’s outside auditors for the purpose of rendering audit and non-audit services, and (b) to any advisors employed by the Committee. The Committee may delegate the duty to pre-approve any such payment to any member of the Committee provided that the decisions of such member to grant pre-approvals shall be presented to the full Committee for ratification;

d. Review and approve all related party transactions entered into by the Company (i.e., any transaction required to be disclosed pursuant to SEC Regulation S-K, Item 404);

e. Ensure audit partner rotation if the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has performed audit services for the Company in each of the Company’s five previous fiscal years;

f. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval;

g. Review the Company’s annual audited financial statements and quarterly unaudited financial statements with the Company’s management and outside auditors;

h. Review any major changes to the Company’s auditing and accounting principles and practices as suggested by the Company’s management or outside auditors;

i. Review, at least annually, a report by the Company’s outside auditors describing:

i. the auditors’ internal quality-control procedures;

ii. any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditor, and any steps taken to deal with any such issues; and

iii. all relationships between the outside auditor and the Company (to assess the auditor’s independence);

j. Review and receive periodic reports from the Company’s outside auditors regarding the auditor’s qualifications, performance, independence and their registration with the SEC, including ensuring that the outside auditors prepare and deliver annually to the Company a formal written statement delineating all relationships between the outside auditors and the Company, addressing at least the matters set forth in Independence Standards Board No. 1; discuss such reports with the auditor; and, if so determined by the Committee, recommend that the Board take appropriate action to insure the independence of the auditors and continued registration with the SEC;

k. Review with the Company’s management legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies;

l. Review with the Company’s outside auditors any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter, including:

i. any difficulties encountered in the course of the audit work, including any restrictions on the scope of the activities or access to required personnel or information;

ii. any changes required in the planned scope of the external audit;

iii. any disagreements with management; and

iv. any material written communications between the outside auditors and the Company’s management, such as any management letter or schedule of unadjusted differences;

m. Review and discuss at least annually with the Company’s management and outside auditors:

i. corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts, ratings agencies and similar entities;

ii. analyses prepared by the Company’s management and/or outside auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting period methods on financial statements; and

iii. the effect of regulatory and accounting initiatives, as well as review and approve any off-balance sheet structures on the Company’s financial statements;

n. Review annually major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls, and any special audit steps adopted in light of control deficiencies;

o. Review the audit report provided by the Company’s outside auditors, which should include:

i. all critical accounting policies and practices used; and

ii. all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the issuer, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the outside auditors;

p. Review any accounting adjustments that were proposed by the Company’s outside auditors but were “passed” (as immaterial or otherwise), any material communications between the audit team and the outside auditors’ national office respecting auditing or accounting issues presented by the engagement;

q. Review any failures of the Company’s financial reporting controls;

r. Meet periodically with the Company’s management and outside auditors to review the Company’s policies with respect to major risk exposures and the steps management has taken to monitor and control such exposures;

s. Meet periodically with the Company’s management and outside auditors in separate sessions to encourage entirely frank discussions with the Committee, including without limitation discussions regarding the Company’s financial reporting control procedures, the quality of the Company’s financial reporting and the adequacy and competency of the Company’s financial management;

t. Meet and discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit of the Company’s annual financial statements and the matters required to be discussed relating to the conduct of the review of the Company’s quarterly financial statements;

u. Establish procedures for:

i. the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

ii. the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

v. Obtain assurance from the Company’s outside auditor that it has notified the Committee of any failure of which the outside auditor is aware of the Company to comply with applicable legal requirements;

w. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with any code of business conduct adopted by the Committee from time to time;

x. Set clear hiring policies for employees or former employees of the outside auditors so as to avoid any conflict of interest under the rules and regulations set forth by the SEC and NASDAQ;

y. Do every other act incidental to, arising out of or in connection with, or otherwise related to, the authority granted to the Committee hereby or the carrying out of the Committee’s duties and responsibilities hereunder.

6.	Limitation of Committee’s Role

While the Committee has the authority, powers, and responsibilities set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable legal, accounting, and other requirements. These are the responsibilities of the Company’s management and the outside auditor.

7.	Charter Amendment

Any member of the Committee may submit to the Board proposed amendments to the Committee Charter. The Board shall circulate any proposed Charter amendment(s) to members of the Committee promptly upon receipt. By a majority vote, the Board may approve the amendments to this Charter.

ANNUAL MEETING OF STOCKHOLDERS OF
PHARMION CORPORATION
June 8, 2006
Please date, sign and mail your proxy card
in the envelope provided
as soon as possible.
âPlease detach along perforated line and mail in the envelope provided.â
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE FOR PROPOSAL 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1.	Election of Directors: To elect two Class III directors for a three-year term.

☐•	FOR ALL NOMINEES	NOMINEES:

☐•	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Dr. Thorlef Spickschen

☐•	FOR ALL EXCEPT (See instructions below)	¡	John C. Reed, M.D., Ph.D.

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of Ernst & Young LLP as Pharmion’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐

3.	To approve the Pharmion Corporation 2006 Employee Stock Purchase Plan	☐	☐	☐

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND IN FAVOR OF PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.
YOU CAN VIEW THE ANNUAL REPORT AND PROXY STATEMENT ON THE INTERNET AT www.pharmion.com.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

PHARMION CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2006
     The undersigned hereby appoints Patrick J. Mahaffy and Erle T. Mast, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Pharmion Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Pharmion Corporation to be held at the Hotel Boulderado, located at 2115 13th Street, Boulder, Colorado 80302 on Thursday, June 8, 2006 at 8:30 a.m. (local time) and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
(Continued and to be signed on the reverse side)
COMMENTS: